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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' in the Second Amendment to the Registration Statement on Form S-11 and the related Preliminary Official Statement and Prospectus for the Offering of the Undivided Interests in the Loan Agreement between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority and El Conquistador Partnership L.P., S.E. and to the use of our report dated April 12, 1999 with respect to the Balance Sheet of Conquistador Holding, Inc. which is included in the Second Amendment to the Registration Statement on Form S-11 and the related Preliminary Official Statement and Prospectus of El Conquistador Partnership L.P., S.E. to be filed with the Securities and Exchange Commission on or about April 15, 1999.

                                          ERNST & YOUNG LLP

Dallas, Texas
April 12, 1999






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